UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): December 30, 2011

PARKWAY PROPERTIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	1-11533	74-2123597
(State or Other Jurisdiction Of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Bank of America Center, Suite 2400,

390 North Orange Avenue,

Orlando, FL 32801

(Address of Principal Executive Offices, including zip code)

(407) 650-0593

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On December 30, 2011, Parkway Properties, Inc. (the “Company”) and Parkway Properties LP, the Company’s operating partnership (the “Partnership”) entered into a Comprehensive Amendment Agreement (the “CAA”) with the former owners of Eola Capital LLC and Eola Office Partners LLC (collectively, “Eola”) to amend certain documents executed in connection with the contribution of Eola’s property management business to the Company. The amendments are intended to take account of the change in management responsibilities at the Company of certain of the former Eola owners and to eliminate or minimize certain potential conflicts of interest.

The CAA amends earn out provisions of the Contribution Agreement dated April 10, 2011 (the “Contribution Agreement”). Pursuant to the Contribution Agreement, the former owners of Eola have the opportunity to earn up to 1.8 million units of limited partnership interest in the Partnership (“OP Units”) through an earn-out and an earn-up arrangement during an approximately 18 month period following the closing of the combination. The CAA amends the Contribution Agreement to provide that if Eola’s property management business achieves annual revenues in excess of $21 million in 2011 on an annualized basis (the “Original 2011 Target”), all OP Units subject to the 2011 earn-out, the 2012 earn-out and the earn-up will be deemed earned and will be paid when the 2011 earn-out payment is paid.

Based on current estimates, the Company believes that the revenues of the Eola property management business will meet or exceed the Original 2011 Target.

In addition, if all OP Units are paid out at the time of the 2011 payment, the CAA provides that the following additional changes will become effective on that date: (1) the standstill and voting provisions of the Lock Up and Voting Agreement dated April 10, 2011 (the “Lock Up Agreement”) shall terminate; (2) the lock up period under the Lock Up Agreement for current employees of the Company shall be extended to December 31, 2012; (3) Messrs. Heistand, Prio-Touzet and Pratt shall pay the Company 100% of any distribution received from one of the properties listed in the Payment and Capital Contribution Agreement dated April 10, 2011, instead of the present 50%; and (4) the obligations of Mr. Prio-Touzet under the Master Transaction Agreement dated April 10, 2011 to grant the Company a right of first offer with respect to (i) the purchase of certain office properties he or affiliates may desire to acquire during the 24 month period after closing and (ii) the management of properties acquired by Mr. Prio-Touzet during such period shall terminate and be of no further force or effect in the event that Mr. Prio-Touzet ceases to be a member of the Company’s Board of Directors.

The description of the CAA contained herein is qualified in its entirety by reference to the CAA, which is attached hereto as Exhibit 10.1 to this Form 8-K and incorporated herein by reference.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING INFORMATION

Certain statements in this current report relating to the Company’s expectations as to the timing of the disposition and descriptions relating to these expectations are forward-looking statements within the meaning of the federal securities laws and as such are based upon the Company’s current belief as to the outcome and timing of future events. There can be no assurance that future developments affecting the Company will be those anticipated by the Company. These forward-looking statements involve risks and uncertainties (some of which are beyond the control of the Company) and are subject to change based upon various factors, including but not limited to the following risks and uncertainties: changes in the real estate industry and in performance of the financial markets; tenant financial difficulties and general economic conditions, including interest rates, as well as economic conditions in those areas where the Company owns properties; and other risks and uncertainties detailed from time to time in the Company’s SEC filings. Should one or more of these risks or uncertainties occur, or should underlying assumptions prove incorrect, the Company’s results could differ materially from those expressed in the forward-looking statements. The Company does not undertake to update forward-looking statements.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits.

10.1	Comprehensive Amendment Agreement dated as of December 30, 2011 by and among Parkway Properties, Inc., Parkway Properties LP, Banyan Street Office Holdings LLC, Rodolfo Prio Touzet, James R. Heistand, Henry F. Pratt, III, Kyle Burd, Scott Francis, Troy M. Cox, Lorri Dunne, David O’Reilly and James Gray.

10.2	Contribution Agreement dated as of April 10, 2011 by and among Eola Capital LLC, Eola Office Partners LLC, Banyan Street Office Holdings LLC, and the members that are parties thereto on one hand, and Parkway Properties, Inc. and Parkway Properties LP on the other hand (incorporated by reference to Exhibit 2.1 to the Company’s Form 8-K filed April 14, 2011).

10.3	Master Transaction Agreement dated as of April 10, 2011 by and among Eola Capital LLC, Eola Office Partners LLC, the individuals listed on the signature pages thereto on one hand and Parkway Properties, Inc. and Parkway Properties LP on the other hand (incorporated by reference to Exhibit 10.1 to the Company’s Form 8-K filed April 14, 2011).

10.4	Lock Up and Voting Agreement dated as of April 10, 2011 by and among the holders listed on the signature pages thereto, Parkway Properties, Inc. and Parkway Properties LP (incorporated by reference to Exhibit 10.2 to the Company’s Form 8-K filed April 14, 2011).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 5, 2012

PARKWAY PROPERTIES, INC.

By:	/s/ Mandy M. Pope
Mandy M. Pope
Executive Vice President and Chief Accounting Officer